Q3 FY 2010 EARNINGS August 18, 2010 Exhibit 99.2

Prepared comments provided by Rob Eggers, Investor Relations
Thank you for your interest in Brocade’s Q3 Fiscal 2010 earnings presentation, which includes prepared remarks, slides, and a press release detailing fiscal third quarter 2010 financial results. The press release was issued shortly after 1:00 p.m. Pacific time on August 18, 2010, via Business Wire and First Call. The press release, along with these prepared comments and slides, has been made available on Brocade’s Investor Relations website at www.BRCD.com and has been furnished to the SEC on
Form 8-K.
© 2010 Brocade Communications Systems, Inc.

Cautionary Statements and Disclosures
This presentation includes forward-looking statements regarding Brocade’s financial results, plans and business outlook as well as worldwide IT spending, which are only predictions and involve risks and uncertainties such that actual results may vary significantly. These and other risks are set forth in more detail in our Form 10-Q for the fiscal quarter ended May 1, 2010 and our Form 10-K for the fiscal year ended October 31, 2009. These forward-looking statements reflect beliefs, assumptions, outlook, estimates and predictions as of today, and Brocade expressly assumes no obligation to update any such forward-looking statements.
In addition, this presentation includes various third party estimates regarding the total available market and other measures, which do not necessarily reflect the view of Brocade. Further, Brocade does not guarantee the accuracy or reliability of any such information or forecast.
Certain financial information is presented on a non-GAAP basis. The most directly comparable GAAP information and a reconciliation between the non-GAAP and
GAAP figures are provided in the accompanying press release, which has been furnished to the SEC on Form 8-K and posted on Brocade’s website, and is included in the appendix to this presentation.
Please see risk factors on Forms 10-K and 10-Q filed with the SEC

© 2010 Brocade Communications Systems, Inc. Page 2 of 42 * * *

Agenda Prepared comments followed by live Q&A call Richard Deranleau CFO Mike Klayko CEO

Today’s prepared comments include remarks by Mike Klayko, Brocade’s CEO, regarding the company’s quarterly results, its strategy and a review of operations, as well as industry trends and market/technology drivers related to its business; and by
Richard Deranleau, Brocade’s CFO, who will provide a financial review.
A live question-and-answer conference call will be webcast beginning at 2:30 p.m. Pacific time on August 18 th
at
www.BRCD.com and will be archived on Brocade’s Investor Relations website for approximately 12 months. Participants are invited to submit questions via email at ir@brocade.com up to 30 minutes prior to the conference call and to ask live questions during the call.
© 2010 Brocade Communications Systems, Inc.

Fiscal 2010: Q3 Earnings Mike Klayko, CEO * * *

Prepared comments provided by Mike Klayko, CEO © 2010 Brocade Communications Systems, Inc. Page 4 of 42

Q3 Executive Summary
Q3 Results
•
$503.5M revenues
•
$0.13 non-GAAP EPS*
Storage Area Networking (SAN)
•
Revenue performance ahead of
typical seasonality
•
SAN switch revenue grew 20%
Qtr./Qtr.
Ethernet
•
Sequential growth in EMEA, APAC,
and Americas (excluding Federal)
•
Federal up 15% Yr./Yr.
Solid performance across diversified business model
* Note: Non-GAAP, please see GAAP reconciliation in appendix

Brocade reported Q3 revenues of $503.5M demonstrating the value of our diversified business model across geographies, technology segments and multiple go-to-market routes. In terms of business segments, we performed better-than-expected in storage area networking (SAN) with switch revenue growing double digits sequentially in what is typically a seasonally challenging quarter. Our overall Ethernet business was slightly down sequentially primarily due to softness in Japan and our
Federal business, which was down 16% from a strong performance in Q2, while up 15% year-over-year.
There were a number of positive signs in our Ethernet business, as Americas (excluding Federal), APAC and EMEA all grew sequentially. Another positive sign comes from our net new Ethernet accounts which grew by 290 in Q3 10 and are beginning to generate a larger portion of our revenues. These trends are noteworthy as they indicate that our Ethernet business growth strategy is working in the areas where we have focused our investments. I’ll cover our Ethernet business in greater detail in the next two sections.
Other key Q3 financial metrics include non-GAAP EPS (diluted) of $0.13 and GAAP EPS (diluted) of $0.05, for the quarter.
© 2010 Brocade Communications Systems, Inc.

Ethernet Initiatives Update
Hiring Goals:
• Recruited top talent from
networking industry
• Met Q3 hiring goals for field and
inside sales
EMEA Leadership:
• Alberto Soto
•
Former VP of EMEA at HP ProCurve
•
Significant channel and end-user
expertise
GSI:
• Andy Vandeveld
•
Extensive IP networking experience
•
Led IBM alliance at major competitor

Looking in more detail at Brocade’s Ethernet business, we continued to execute well on our key initiatives to accelerate end-
user demand and increased our account footprint and penetration with our robust portfolio of Ethernet products.
Key highlights this quarter include our ability to recruit top talent from the networking industry and reaching our hiring goals for our field and inside sales teams for Q3. Because of their relevant networking expertise and industry knowledge, these individuals have already had a positive impact and are expected to ramp their productivity in subsequent quarters.
We are also adding top talent to deepen the strength of our executive bench. In June, we announced that Alberto Soto, former
VP and general manager of EMEA for HP ProCurve, joined Brocade as head of our EMEA sales. We also added executive talent to drive our Global Systems Integrator (GSI) strategy/business with the addition of Andy Vandeveld who has extensive experience in the networking industry. This is an increasingly strategic route-to-market for Brocade as indicated by industry estimates from firms such as IDC who predicts that spending on GSIs will exceed $103 billion USD globally in this year alone.
© 2010 Brocade Communications Systems, Inc.

Ethernet Customer Account Penetration Cumulative new Ethernet accounts Highest revenue contribution from new accounts since Foundry acquisition

We continue to make good headway in winning net-new enterprise Ethernet accounts since the acquisition of Foundry. Exiting last quarter we had a total of more than 1000 net new Ethernet customers. In Q3 we added 290 net-new accounts giving us a running total of nearly 1300. These net-new accounts in Q3 contributed the highest revenue than any other quarter since the acquisition of Foundry in Q1 09. Americas led the way in Q3 by adding 170 new accounts, which exceeded the entire worldwide new accounts that were added in Q3 09. Additionally, we’re seeing other positive trend lines in key metrics such as repeat purchases among new accounts.
In addition, as of Q3, we are also pleased to note that at least 15% of the Brocade customers in the Global 500/Fortune 1000 list purchased our Ethernet products in the last 18 months.
© 2010 Brocade Communications Systems, Inc.

THE NETWORK IS YOUR DATA CENTER
BROCADE
Hear top Brocade executives explain the unique advantages of the Brocade One network architecture and strategy.
WATCH VIDEO
John McHugh – Brocade CMO
WATCH VIDEO
Dave Stevens – Brocade CTO
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Learn what IT leaders are doing to achieve maximum value from virtualization technology investments.
Gartner Virtualization and Convergence Report
VCS
DATA CENTER
A Vision for the Virtual Access Layer in the Data Center
Brocade Virtual Access Layer (VAL), a new virtualized access layer in the data center, is a technology currently in development. Brocade plans to implement it in the near future with application awareness, service-level optimization, and application mobility capabilities.
BROCADE

Technology Day 2010 Enthusiastic response to Brocade One TM and innovations

We were also pleased with the enthusiastic response from customers, partners, global press and analysts to the launch of
Brocade
One™
and our next-generation Ethernet fabric technology strategy at our Technology Day in June. Brocade One is our unifying network architecture and strategy designed to help customers transition seamlessly to highly virtualized infrastructures where information and services are available in the cloud. The positive response provides us with a growing confidence that we are on the right track in terms of our overall Ethernet business and strategy.
Brocade One encompasses our core value propositions we believe should be inherently designed into networks:
unmatched
simplicity, investment protection, non-stop networking, and optimized applications.
Leveraging Brocade One are the
innovations we unveiled at Technology Day:
Virtual Cluster Switching (VCS), Virtualization Access Layer (VAL) and Automated Port
Profile Migration (AMPP).
These highly advanced, foundational technologies will make Brocade networks simpler to operate and highly tuned to perform in virtualized data center environments.
There is no question that server virtualization is one of the most important and transformational technologies in IT today.
According to a recent customer survey, virtualization is at the top of the list of network infrastructure investments, with close to
40% of customers citing that they would move more than half of their production applications to virtual machines in the next 18 months.
© 2010 Brocade Communications Systems, Inc.

Technology Day—Positive Reactions
Brocade One in the news
Long term, what Brocade was talking about
was where Cisco needs to get.
–Zeus Kerravala
”
“
Brocade Communications… is promoting the concept of
a converged architecture for cloud-ready data centers.
–J. Bonasia
”
“
The network is the data center…
Brocade beat Juniper to the punch today.
–Craig Matsumoto
”
“
Brocade comes out of the networking shadows
and delivers a vision.
–Andre Kindness
“
”

Brocade One and these innovations align our technology strategies and investments tightly with customer imperatives and key trends. In this slide you can see some selected comments about our Technology Day announcements from press and analysts.
© 2010 Brocade Communications Systems, Inc.

Brocade 1020 CNA
Product Innovation and Recognition
Brocade One delivering leading products today
Rated Best
Performing CNA
Brocade DCX Backbone
8 Gb/sec 64-port FC Blade MLX 8×10 GbE Blade
10 GbE Converged
Network Adapter
Brocade MLX

Brocade One not only serves as our strategy for future products, it is also core to the products we’re delivering today.
For example, in Q3 we extended our industry leadership in terms of price/ performance and network scalability through the introduction of the 8-Port 10 Gigabit Ethernet Module for the Brocade NetIron MLX Series for both our data center and service provider customers. We have been pleased with the strong customer demand for these new modules, an indication that many customers are upgrading their networks to meet constantly increasing demands in terms of network traffic and bandwidth.
Had it not been for supply constraints that are typical of new product introductions, our Ethernet business performance would have been stronger this quarter.
On the Fibre Channel side, we introduced the 64-Port 8 Gigabit Fibre Channel blade for the Brocade DCX Backbone. This new blade offers industry-leading wire-speed performance and density to address increasing traffic in service provider networks and booming server virtualization adoption in data centers. And it reinforces
Brocade’s commitment to non-stop
networking while also preserving customers’ investments
in their existing infrastructures, which are both Brocade One principles.
Additionally, we received important third-party recognition for our 10 Gigabit Ethernet Converged Network Adapters (CNAs), a
critical component of our end-to-end data center networking architecture. Specifically, IT Brand Pulse declared that the
Brocade CNAs performed better and offered the easiest migration paths in real-world applications and IT scenarios compared to every other major competitor in existence today.
© 2010 Brocade Communications Systems, Inc.

BEST
OF SHOW AWARD
INTEROP
Special Prize
2009
Communications
SOLUTIONS
Product Of The Year

RSA
SECURED
2009
BEST NEW OFFERING
AWARD
Brocade Encryption Switch
By Brocade Communications Systems, Inc.

EXCELLENCE
Unified
OMMUNICATION
2009
AWARD
Brocade FastIron FCX648S-HPOE

WindowsITPro
SQL SERVER
Best of
WINNER
Microsoft
tech·ed
North America 2010
SharePointPro
DevProConnections

Brocade DCX–4S Brocade Encryption Switch Industry Recognition for Innovation Brocade continues to show product leadership Brocade NetIron CER 2000 Routers Brocade FastIron Series Switches

Other third parties are taking note of Brocade’s product quality and innovation. In Q3 Brocade products netted major industry awards from various companies and publications including:
•Communications Solutions
Product of the Year Award
for the Brocade NetIron CER 2000 Routers
•Carrier Infrastructure
Best of Show Award
at Interop Tokyo 2010 also for the Brocade NetIron CER 2000 Routers
•TMC Unified Communications
Excellence Award
for the Brocade FastIron Series Switches
•EMC Partner Solution Award for
Best New Offering
for the Brocade Encryption Switch
•Best Of Tech-Ed 2010
by Windows IT Pro and SQL Server Magazines for the Brocade DCX-4S
These prestigious awards reflect Brocade’s customer-driven commitment to developing higher performance, innovative solutions with the highest standards of quality.
© 2010 Brocade Communications Systems, Inc.

OEM Partner Momentum Strengthening strategic relationships System x B-RX 16 B-RX 16

In Q3 we continued to generate healthy momentum across several partner categories, namely OEM, channel and solution partners.
First, an update at two important OEM events—EMC World in May and HP Technology Forum in June. What a difference a year makes!
That was our theme coming out of this year’s EMC World, which may have been one of the most productive EMC events for us in recent history. As we reported on our Q2 conference call, EMC has become a reseller of our Ethernet switches and IP routers as part of tailored-
made EMC solutions such as remote backup, disaster recovery, virtualization and data center consolidation. Brocade and EMC also announced “Be Next”, a joint marketing campaign that defines how the two companies are collaborating to deliver private cloud infrastructure.
We followed up EMC World with an equally successful engagement at HP Technology Forum where we announced a new set of high-
performance Fibre Channel SAN and server connectivity solutions designed specifically for virtualized data center environments. The extension of our Fibre Channel portfolio through HP was significant as we also announced that the two companies achieved a record-
breaking milestone by shipping over 7 million HP StorageWorks B-series Fibre Channel ports to date. This makes HP the No. 1 OEM for
Fibre Channel in our 15-year history.
In other OEM updates, we are seeing strong traction of our Fibre Channel host bus adapter (HBA) business through IBM with 300%
growth sequentially. In Q3 IBM also qualified and launched a series of top-of-rack Ethernet switches from Brocade optimized for its
System X (x86) enterprise servers. There is no question that we still have much to do in terms of growing the Ethernet business through
IBM. But we remain determined in continuing to develop this important route-to-market as demonstrated by our activities this quarter.
Moving onto Dell, in Q3 Dell launched a factory-installed version of the Brocade 815 Fibre Channel HBA offering significant pricing advantages over competing products. Dell also is continuing to fill out its portfolio of Dell-branded networking solutions from Brocade with the recent addition of the Brocade BigIron RX 16 Series Switches. We are pleased with the results to date of the Brocade/Dell strategic partnership designed to offer Dell customers end-to-end computing, networking and storage solutions through Dell’s global sales organization.
© 2010 Brocade Communications Systems, Inc.

Channel and Solution Partner Momentum Phase II Tightly integrated network security solutions delivered via channel partners Power 100: The Most Powerful Women Of The Channel

We are also making good progress with channel partners, which include distributors and value-added resellers (VARs). These partners are important to our success especially for our Ethernet portfolio and we are pleased to announce that we added another 24 global distributors and VARs to our Alliance Partner Network program this quarter, adding to the 300+ partners in the program already. We also announced a new set of technology-centric channel partner specializations that will help our channel partners address growing customer demand for skilled expertise across a broad range of networking technologies.
This program is designed to reward qualified partners, who will receive a number of benefits including dedicated pre-sales support, access to seed units and proof-of-concept labs, opportunities for special accreditation, and dedicated lead assignments. Finally, we were also delighted that Barbara Spicek, Brocade’s VP of Worldwide Channels, was named by
Computer Reseller News as one of its “Power 100,” the list of the 100 most powerful women in the channel business.
In the area of solution partners, in Q3 we announced the second phase of our strategic partnership with McAfee that will help enable the two companies to deliver a broad set of fully interoperable, simplified network-based security solutions through channel partners by jointly offering comprehensive channel marketing and sales enablement programs. We are also continuing to collaborate with our virtualization solutions partners to enhance our existing networks for optimization in virtual environments. The most tangible example of that is the introduction of the Brocade Application Resource Broker for VMware
and other virtualization platforms, which provides visibility into application performance across the network and virtual machine infrastructures and helps ensure application service level agreements (SLA) are met dynamically.
© 2010 Brocade Communications Systems, Inc.

Lufthansa American Airlines	Bridgestone Harley-Davidson Motor Company Peugeot BMW Volvo	Chevron Terminix ConocoPhillips	東京大学 The University of Tokyo Texas A&M University Penn State UC Davis University of California University of Phoenix	Western Union Visa charles Schwab CIBC
Merck Johnson & Johnson Kaiser Permanente Abbott A Promise for Life	P&G GE Mizuno Walmart PepsiCo	Showtime Time Warner Cable The Power of You Lucasfilm Ltd	clearwire comcast Charter france telecom verizon wireless docomo T-Mobile	AAA Deloitte. Raytheon Robert Half

Major Customers by Vertical
Brocade selling to the world’s best brands
Financial Financial
Healthcare/ Healthcare/
Pharmaceuticals Pharmaceuticals
Chemical Chemical Automotive Automotive
Manufacturing/ Manufacturing/
Retail Retail
Media & Media &
Entertainment Entertainment
Telecom Telecom
Airlines Airlines
Other Other
Education Education

Customers also are taking notice by standardizing their entire network infrastructure using Brocade technologies. Highlights in
Q3 include wins from various higher education institutes who replaced their incumbent networking vendor with Brocade to take advantage of higher levels of reliability, faster ROI and better support/service. We also announced that a number of service providers turned to Brocade for similar reasons as these advantages in turn allow them to offer advanced, differentiated voice/video/data/mobility—otherwise known as “Quad Play” services—to their customers in a more cost-effective way. We offer similar benefits and advantages to all customers we work with including the major, global brands listed in this slide.
© 2010 Brocade Communications Systems, Inc.

Focus and Execution in a
Challenging Environment
•
Uncertainty in worldwide macro-
economic climate
•
Variable IT spending patterns
•
Increasingly competitive
Ethernet market
We will remain focused
and execute on our strategy

Of course we do face challenges, both within and outside our control, such as the uncertainty in the worldwide macro-
economic climate and its impact on IT spending patterns globally. Changing forecasts from the industry research firms make it difficult to accurately predict when customers will place purchase orders and can affect inventory levels at our partners.
Another challenge is the increasingly competitive landscape in the Ethernet market. But as mentioned earlier, we believe that the diversification of our business model helps mitigate some of these challenges.
© 2010 Brocade Communications Systems, Inc.

Q3 Summary
Q3 highlights include:
•
Better-than-expected performance in
our SAN business
•
Sequential growth in Americas, EMEA,
and APAC Ethernet business
•
Best quarter winning new Ethernet
accounts
•
Enthusiastic response for Brocade One
strategy and innovations at Tech Day
•
Industry-wide recognition for SAN and
Ethernet products

In summary, Brocade executed well during a challenging and highly variable global market. Highlights in the quarter include:
•Better-than-expected performance in our SAN business driven by strength in switch revenue, in the face of a typically seasonally soft quarter
•Sequential Ethernet revenue growth in 3 out of 4 geographies (excluding Federal)
•Our best quarter in winning net-new Ethernet accounts with the highest revenue contribution in any quarter from those accounts since the acquisition of Foundry
•Enthusiastic response from customers, partners, press and analysts on our Brocade One strategy and innovations such as
Brocade VCS, VAL, AMPP, etc.
•Wide industry recognition for both our SAN and Ethernet products, demonstrating the competitively differentiated and advanced characteristics of our portfolio
© 2010 Brocade Communications Systems, Inc.

Analyst
Day 2010
Join us for Brocade Analyst Day 2010!
BROCADE ANALYST DAY 2010
When: September 15, 2010
8:00 am–1:30 pm
Where: Brocade Campus
130 Holger Way
San Jose, CA 95134
Speakers:
Brocade executives Mike Klayko, CEO,
Richard Deranleau, CFO, and several others

We now turn our attention to Q4 in order to deliver a strong finish to fiscal year 2010. Looking ahead, we have confidence in the plans we have developed and the actions we are taking to drive our business forward. We believe our sales and marketing strategies as well as our product portfolio are aligned well with customer imperatives and will drive our long-term success. We will be discussing these topics in greater detail at our annual Analyst Day, which will be hosted at our new campus and webcast on September 15. We hope to see you there.
© 2010 Brocade Communications Systems, Inc.

Q3 FY 2010 Financials Richard Deranleau, CFO

Prepared comments provided by Richard Deranleau, CFO © 2010 Brocade Communications Systems, Inc. Page 18 of 42

Q3 Financial Highlights
Revenues
•
Q3 revenues $503.5M up 2% Yr./Yr.
•
SAN revenues up 4% Qtr./Qtr.
Profitability
•
Non-GAAP EPS* (diluted) of $0.13 up 8% Yr./Yr.
•
GAAP EPS (diluted) of $0.05 vs. ($0.06) in Q3 2009
Reducing debt
•
Additional $25M non-mandatory debt payments
•
Term loan below $400M at end of Q3 2010
* Note: Non-GAAP, please see GAAP reconciliation in appendix

Brocade executed solidly in Q3, our softest seasonal quarter, and grew revenues sequentially and 2.1% year-over-year. In
Ethernet revenues, the Americas (excluding Federal), APAC, and EMEA business regions all grew sequentially, with weakness in Japan. As expected, our Federal Ethernet was down sequentially off a very strong Q2 while up year-over-year.
We continued to manage operating expenses below our long-term model while making significant investments in our
Ethernet sales team. Non-GAAP earnings per share on a diluted basis, were $0.13 for Q3. I’ll expand on all these points in my remarks today.
© 2010 Brocade Communications Systems, Inc.

Key Financial Metrics
Q3 09 Q4 09 Q1 10 Q2 10 Q3 10
Revenue $493M $522M $539M $501M $504M
Sequential growth (2.6)% 5.8% 3.4% (7.1)% .5%
Year-over-year growth 34.9% 30.9% 25.0% (1.1)% 2.1%
Non-GAAP gross margin* 58.2% 59.5% 59.3% 56.7% 54.1%
Non-GAAP operating margin* 20.3% 22.7% 26.0% 20.5% 17.3%
Non-GAAP EPS*—diluted $0.12 $0.15 $0.19 $0.13 $0.13
GAAP EPS—diluted** ($0.06) $0.07 $0.11 $0.05 $0.05
* Note: Non-GAAP, please see GAAP reconciliation in appendix
** Note: Adjusted due to new accounting standards relating to convertible debt instruments

Turning first to revenues, Q3 revenues were $503.5M which were up 2.1% year-over-year and up slightly over Q2. Q3 is typically our seasonally weakest quarter and, as a comparison, a year ago Q2 09 to Q3 09 was down 2.6%. Revenues performed in the range of guidance we provided in our Q2 earnings call, which was flat to slightly up.
SAN product revenues were up 3.9% sequentially driven by higher switch sales, which were up 20% compared to Q2 10. Ethernet product revenues were down 4.7% sequentially driven by lower Federal revenue, weakness in Japan which offset growth in the
Americas, APAC, and EMEA regions. Additionally, demand for our 8 x 10 Gig blade outpaced supply in the initial launch quarter. As
Mike mentioned, we are pleased with the performance and growth in our new accounts, specifically in the Americas, and we believe this is a positive indicator of the investments we have made in our Ethernet Sales. Global Services revenues were down 2.5%
sequentially driven by lower support and professional services revenues. OEM inventory levels were just slightly up sequentially, thus sell-in and sell-thru were essentially the same in Q3. Based on forward looking demand, our partners’ weeks on hand inventory was down from Q2 and is currently just slightly more than 2 weeks of supply.
Non-GAAP Gross Margins of 54.1% were down 260 basis points sequentially. The decrease in gross margins was principally driven by the increase in inventory reserve charges for our Ethernet products as we enter new product cycles, higher COGS spending related to new product introductions and Ethernet investments, and selected sales programs for new Ethernet products.
Non-GAAP Operating Margins were 17.3%. The sequential reduction in Operating Margin is principally a reflection of the impact of lower gross margins. Non-GAAP Operating Expenses were up slightly as a percentage of revenue to 36.8%, driven by our investments in Sales, but still comfortably below our long-term model of 38–39%.
In Q3, we completed various tax audits with the US Federal Government and the State of California, which resulted in a more favorable outcome than expected in our tax reserve position. Inclusive of these discrete events, the Q3 10 effective non-GAAP tax expense was 0.2% and effective GAAP tax benefit was negative 220%.
Our non-GAAP EPS benefit from the lower tax rate was $0.03 for the quarter.
Looking to the Balance Sheet, Brocade repaid $30.6M of our senior secured debt, of which $25.0M was in excess of the mandatory amount due, bringing our acquisition term debt to below $400M. Total diluted shares were relatively unchanged for Q3 at 482M shares. This includes the repurchase of $5M of stock during the quarter.
© 2010 Brocade Communications Systems, Inc.

Revenue: SAN, Ethernet, and Global Services

Turning to revenues by business unit, SAN represented 58% of revenues in Q3 vs 56% in Q2. Demand for Brocade’s leading
SAN products remained very strong in Q3. The growth in Switch revenues was driven by our 5300, 5100 and 300 product families. Based on our internal analysis, we believe we gained share in Q3.
Our revenue that we identify as 8 Gig grew from 78% in Q2 to 88% in Q3 for Director and Switch revenue. As of Q3 10, we are essentially transitioned to 8 Gig.
SAN ASP sequential declines were in the low single digits.
Our Server product group, consisting of Embedded Switches, CNAs, HBAs, and Mezzanine Cards, posted revenue of $39.6M which was up 26% year-over-year and down 2% off our Q2. Embedded Switches were down 6% sequentially while the group of CNAs, HBAs and Mezzanine Cards were up 56% sequentially.
Our Global Services business represented 18% of revenues, relatively unchanged vs Q2. Global Services revenue was down
2.2% year-over-year and was down 2.5% sequentially.
© 2010 Brocade Communications Systems, Inc.

Total Ethernet Revenue $148.5 $151.0 $124.6 $156.7 $149.5

Looking at our Ethernet business, including hardware and Ethernet-based support and services,
Q3 10 revenues of $149.5M represent a slight growth year-over-year and a decline of 4.7% off our strong Q2 10.
Our Ethernet product revenues were $122.1M in the quarter, an improvement of 2.5% year-over-year and down 4.7%
sequentially. Ethernet product revenue represented 24% of total revenue vs 26% in Q2.
The Ethernet business was mixed across our regions, with our Americas region showing particular strength (excluding
Federal), with weakness in Japan. We saw good growth in our new accounts with both initial sales in the quarter as well as new customers from previous quarters returning and buying again. As expected, Federal business was down 16% off a strong
Q2.  However, Federal business was still up 15% year-over-year, showing continued growth in this sector.
Ethernet ASP sequential declines were in the low to mid-single digits, consistent with the prior quarter.
© 2010 Brocade Communications Systems, Inc.

37%
35%
29%
37%
36%
17%
19%
17%
19%
20%
46%
46%
54%
44%
44%
Q3 09
Q4 09
Q1 10
Q2 10
Q3 10
Channel/Direct
Other OEM
10% Customers

Revenue: 10% Customers, Other OEM, Channel/Direct

In Q3 Brocade had three customers that had revenues greater than 10%, consistent with the prior quarter. EMC, IBM and HP all contributed more than 10% of revenues individually. Collectively, our top 3 OEMs contributed 44% of revenues in Q3, no change vs. Q2, but down from 46% in the year ago quarter. Other OEMs represented 20% of revenues in Q3 vs. 19% in Q2.
Channel and Direct were 36% of revenues in Q3 vs. 37% in Q2.
© 2010 Brocade Communications Systems, Inc.

64%
63%
63%
65%
64%
36%
37%
37%
35%
36%
Domestic
International
Q3 09
Q4 09
Q1 10
Q2 10
Q3 10

Domestic and International Reported Revenue Reported revenue on a ship-to basis

Turning to geography, as reported, on a ship-to basis, the US was again strong this quarter and represented 64% of revenues in Q3, slightly down from Q2 at 65%.
On an estimated end-user basis, adjusting for those partners who take delivery of internationally bound products in the US, the US represented 45% of total revenues in Q3, unchanged compared to Q2.
© 2010 Brocade Communications Systems, Inc.

$282
$293
$128
$122
$91
$89
SAN
Ethernet
Global Services
65.2%
63.5%
43.5%
35.5%
49.1%
48.9%
SAN
Ethernet
Global Services

Segment Revenues and
Gross Margin Snapshot
Q2 vs. Q3 revenue mix and non-GAAP* gross margin
* Note: Non-GAAP, please see GAAP reconciliation in appendix
Q2 10
Q3 10
Revenues by Segment ($M)
Non-GAAP* Gross Margin
by Segment

Gross margins, on a non-GAAP basis, were 54.1%, which were down approximately 260 basis points quarter-over-quarter and approximately 410 basis points year-over-year. Q3 SAN gross margins were 63.5%, down from 65.2% in Q2. The lower
SAN gross margins were driven by a higher mix of Switch vs Director revenues in the quarter as well as increased COGS spending related to new product introductions. The impact of lower SAN gross margins on overall company gross margins was approximately 100 basis points in Q3. This was partially offset by a favorable mix to SAN products at an overall company level which increased overall margins by approximately 40 basis points.
Q3 Ethernet gross margins were 35.5% down from 43.5% in Q2. The lower Ethernet gross margins were primarily driven by higher inventory reserve charges and higher COGS spending related to new products and Ethernet investments in the quarter. The inventory reserve charges are driven by excess inventory for Ethernet products based on our new product introductions and current sales forecast. The impact of lower Ethernet gross margins on overall company gross margins was approximately 200 basis points in Q3.
Based on our new forward-looking forecast and the remaining Ethernet inventory, we believe the impact on Ethernet gross margins going forward in Q4 10 and beyond will be considerably less.
Global Services margins were relatively flat in Q3 at 48.9% vs 49.1% in Q2.
© 2010 Brocade Communications Systems, Inc.

Pricing/Mix Overhead Inventory Reserves Ethernet Gross Margin Detail Yr./Yr. bridge (3.3%) (3.8%) (6.5% ) Q3 09 Q3 10 49.1% 35.5%

Ethernet product gross margins, on a non-GAAP basis, were 35.5% in Q3. Ethernet gross margins are lower year-over-year primarily driven by the inventory reserves taken in Q3 (3.3 pts), increased overhead allocations tied to new product ramp and increased manufacturing focus (3.8 pts), and pricing/mix impact (6.5 pts).
© 2010 Brocade Communications Systems, Inc.

37.8%
36.9%
33.3%
36.2%
36.8%
Q3 09
Q4 09
Q1 10
Q2 10
Q3 10

Operating Expenses and Margins
Long-term model
operating margin
range: 20–23%
Non-GAAP* Operating Margins Non-GAAP* Operating Expenses
as a Percentage of Revenues
Long-term model operating expense range: 38–39%
* Note: Non-GAAP, please see GAAP reconciliation in appendix

While increasing our investment in sales headcount, we continued to focus on controlling spending in non-sales functional areas. On a non-GAAP basis, total Operating Expenses were 36.8% of revenues in Q3 10 vs 36.2% in Q2 10. Operating expenses were better than our long-term target model of 38% to 39% of revenues. The increase in operating expenses sequentially reflects the investment in our sales organization.
Non-GAAP operating margins decreased on a sequential basis to 17.3% in Q3 from Q2 margins of 20.5%, primarily due to our lower gross margins.
© 2010 Brocade Communications Systems, Inc.

Balance Sheet and Cash Flow
Highlights as of July 31, 2010
Cash flows enable de-leveraging and reinvestment
* Note: Adjusted EBITDA is as defined in the term debt credit agreement
** Note: Giving effect to the McDATA convertible debt of $173M repaid on February 16, 2010
Q3 09 Q4 09 Q1 10 Q2 10 Q3 10
Cash from operations $16.6M $155.3M $69.1M $67.7M $55.3M
Campus capital expenditures $25M $28M $31M $42M $24M
Operating capital expenditures $20M $17M $17M $20M $23M
Free cash flow ($28M) $110M $22M $6M $9M
Cash, equivalents, and
short term investments
$250M $339M $328M** $290M $296M
Debt payments $33.1M $57.9M $506.5M $202.2M $30.6M
Senior secured debt $1.01B $0.95B $1.04B $1.01B $0.99B
Adjusted EBITDA* $119.3M $130.0M $154.7M $116.4M $101.5M
Stock repurchase – – – $20M $5M
Senior secured leverage ratio 1.94x 1.87x 1.99x 1.95x 1.97x
Covenant 2.3x 2.3x 2.5x 2.5x 2.5x
Fixed charge coverage ratio 2.2x 2.1x 2.0x 1.8x 1.7x
Covenant 1.25x 1.25x 1.25x 1.25x 1.25x

Cash from operations was $55.3M in Q3, which is typically a weaker seasonal quarter for cash generation. Total Capital
Expenditures in the quarter were $47M, which is composed of $24M for the campus and $23M for operations. Free Cash Flow was $9M in the quarter. With the completion of the campus, we expect an incremental cash generation of approximately
$125M in FY2011 compared to FY2010 via savings from capital expenditures and rent expense.
Cash, equivalents and short-term investments grew to $296M, up from $290M in Q2. In Q3, we reduced our debt principal by
$30.6M including $25.0M in excess of the mandatory payment.
Adjusted EBITDA in the quarter was $101.5M, which was down from the Q2 level of $116.4M.
The Senior Secured Leverage Ratio of 1.97x and the Fixed Charge Coverage Ratio of 1.7x are both within the covenant requirements of our term credit agreement.
Brocade’s restructured debt allows us to repurchase stock. Brocade repurchased $5M of stock in Q3 which was approximately
900k shares. Brocade has Board authorization to repurchase up to $389M and our debt covenants allow us to repurchase up to $75M if our Senior Secured Leverage Ratio is below 2. Brocade will continue to repurchase stock on an opportunistic basis.
© 2010 Brocade Communications Systems, Inc.

Net Debt: Defined as Total Debt Less Total Cash Reduction of $379M since Q1 2009

Since acquiring Foundry last year, Brocade has steadily reduced Net Debt, defined as Total Debt less Total Cash,
Equivalents and Short-term Investments. Net Debt has declined from $1,073M at the end of Q1 09 to $694M at the end of
Q3 10, a $379M reduction. Our term debt loan balance is now down to $381M.
© 2010 Brocade Communications Systems, Inc.

Selected Metrics * Note: Return on Equity = Non-GAAP net income /total stockholders equity Please see Non-GAAP reconciliation in appendix

Days Sales Outstanding (DSO) was 54 days, unchanged from Q2. Inventories turned 12 times, which were unchanged from
Q2. Return on Equity was 3.2%, essentially flat with Q2.
© 2010 Brocade Communications Systems, Inc.

Q4/FY 2010 Planning Assumptions
IT market conditions
•
Macro economic challenges
•
Continued recovery in US but cautious regarding
international IT spending
ASP trends
•
Low single-digit declines in SAN pricing
•
Mid single-digit declines in Ethernet pricing
Taxes
•
Rates return to normal levels
OEM inventories
•
Expect to remain flat to slightly down

Now, as we look forward to Q4 10, here are some things to consider in developing your financial models:
As Mike mentioned, we continue to see challenges in the macro economy, which could negatively impact estimates for IT spending. We believe that the recovery in the US will continue but are cautious about the IT spending environment in EMEA and Japan.
We expect quarterly ASP declines in our SAN business to remain in the low-single digits. ASP declines in our Ethernet business are expected to be in the mid-single digits.
From a tax rate perspective, we do not forecast discrete events due to the inherent uncertainty of their timing, therefore we plan for our tax rate to return to normal levels.
Regarding OEM inventory, while difficult to predict, we would expect OEM inventory levels to remain flat to slightly down in absolute dollar terms as we head into our seasonally strong quarter.
© 2010 Brocade Communications Systems, Inc.

Q4/FY 2010 Financial Outlook
As of August 18, 2010
* Note: Non-GAAP, please see GAAP reconciliation in appendix
Q4 2010 FY 2010
Revenue $530M–$550M $2.074B–$2.094B
Revenue growth 5%–9% 6%–7%
Non-GAAP gross margin* 56%–57% 56.6%–56.8%
Non-GAAP operating expenses* 36%–37% 35.5%–35.8%
Non-GAAP operating margin* 19%–21% 20.8%–21.3%
Non-GAAP tax rate* ~25% ~20%
Fully diluted shares outstanding 482M–487M 485M–487M
Non-GAAP EPS* $0.12–$0.14 $0.57–$0.59
Operating cash flow $80M–$90M $272M–$282M
Operating capital expenditures $20M–$25M $80M–$85M
Campus capital expenditures $28M $124M
Free cash flow $32M–$37M $68M–$73M

Given these considerations, we expect:
•Q4 10 Revenue to be $530M to $550M, up 5% to 9% sequentially, which would result in full fiscal year 2010 revenue growth of 6% to 7% year-over-year ($2.074B to $2.094B)
•Q4 10 Non-GAAP gross margins to be 56% to 57% and for the full year to be 56.6%
to 56.8%
•Q4 10 Non-GAAP Operating expenses to be 36% to 37% and for the full year to be 35.5%
to 35.8%
•Q4 10 Non-GAAP Operating margins to be 19% to 21% and for the full year to be 20.8% to 21.3%, which is in Model
•Q4 10 Non-GAAP tax rate to be approximately 25% and full year tax rate to be approximately 20%
•Q4 10 Diluted shares outstanding to be in a range of 482M to 487M shares, and for the full year 485M to 487M
•Q4 10 Non-GAAP EPS to be in a range from 12 cents to 14 cents and full year non-GAAP EPS to be in a range of 57 cents to 59 cents
•Q4 10 Operating Cash Flow of $80M to $90M and full year Operating Cash Flow of $272M to $282M
•Q4 10 Operational Capital Expenditures of $20M to $25M and full year Operational Capital Expenditures of $80M to $85M
•Q4 10 Campus Capital Expenditures of $28M and full year Campus Capital Expenditures of $124M
•Q4 10 Free Cash Flow of $32M to $37M and full year Free Cash Flow of $68M to $73M
© 2010 Brocade Communications Systems, Inc.

Financial Summary Richard Deranleau, CFO

To summarize, we had a solid Q3 and are committed to be in our long-term operating margin model for the fiscal year 2010.
We are beginning to see some very positive results in our Ethernet go-to-market strategy. We still have work to do in EMEA and Japan and are conscious of a potentially tough IT spending environment in those geographies. We continue to strengthen our balance sheet by reducing our debt at a faster rate than outlined by our credit agreement.
We look forward to answering your questions in the Q&A session of our conference call and seeing you at our
Analyst Day on September 15
th
in San Jose.
© 2010 Brocade Communications Systems, Inc.

Live Q&A Call August 18, 2010, 2:30PM Pacific Time Richard Deranleau CFO John McHugh CMO Ian Whiting SVP WW Sales Dave Stevens CTO Mike Klayko CEO

Prepared comments provided by Rob Eggers, Investor Relations
That concludes Brocade’s prepared comments. At 2:30 p.m. Pacific Time on August 18 th
Brocade will host a webcast
conference call at www.BRCD.com primarily devoted to answering questions submitted via email to ir@brocade.com and taken live from participants via telephone.
Thank you for your interest in Brocade.
© 2010 Brocade Communications Systems, Inc.

Appendix and Reconciliations

* * © 2010 Brocade Communications Systems, Inc. Page 35 of 42 * *

Non-GAAP* Income Statement Comparison * Note: Non-GAAP, please see GAAP reconciliation in appendix

* * © 2010 Brocade Communications Systems, Inc. Page 36 of 42 * *

Quarterly Net Income (Loss)
GAAP/Non-GAAP Reconciliation
* Adjusted as a result of adoption of new accounting standard relating to convertible debt instruments
(In Thousands) Q3 09 Q4 09 Q1 10 Q2 10 Q3 10
Net income (loss) on a GAAP basis* (23,494) 32,101 51,095 22,380 21,961
Adjustments:
Legal fees associated with indemnification obligations
and other related expenses, net
(561) (14,612) 301 277 (74)
Stock-based compensation expense 43,313 35,715 21,523 30,146 24,682
Amortization of intangible assets 35,002 34,950 34,902 30,657 30,657
Acquisition and integration costs 1,450 333 204 – –
Loss on sale of property – – 8,783 (47) –
Legal fees associated with certain pre-acquisition litigation – 546 299 17 13
Provision for certain pre-acquisition litigation – 14,335 – – 1,604
Interest due to adoption of new standard* 2,030 2,085 2,142 348 –
Income tax effect of adjustments (2,364) (32,091) (25,239) (21,044) (15,217)
Non-GAAP net income 55,376 73,362 94,010 62,734 63,626

* * © 2010 Brocade Communications Systems, Inc. Page 37 of 42 * *

Capital Expenditures
Cumulative campus spending: $278M to-date out of $316M* total
* Note: Excludes furniture and equipment leases of approximately $14M
$14M $14M
$13M
$16M
$20M
$17M
$17M
$20M
$23M
$80M
$23M
$22M
$25M $28M
$31M
$42M
$24M
$28M
$20–
25M
$5M
Q3  08 Q4  08 Q1  09 Q2  09 Q3  09 Q4 09 Q1 10 Q2 10 Q3 10 Q4 10
Forecast
FY 11 final campus expenditures will be approximately $11M for the year

* * © 2010 Brocade Communications Systems, Inc. Page 38 of 42 * *

Adjusted EBITDA and Sr. Secured Leverage Ratio
As defined in the term credit agreement
Consolidated Senior Secured Leverage Ratio Q4 FY 2009 Q1 FY 2010 Q2 FY 2010 Q3 FY 2010
$ Thousand Actual Actual Actual Actual
Consolidated Net Income
$33,597 $51,095 $22,380 $21,961
plus
(i) Consolidated Interest Charges
$20,681 $22,073 $19,522 $22,061
(ii) Provision for Federal, state, local and foreign income taxes payable
$0 $1,277 $0 $0
(iii) Depreciation and amortization expense
$51,486 $51,012 $46,600 $50,493
(iv) Fees, costs and expenses incurred on or prior to the Acquisition Closing Date in connection with the Acquisition and the financing thereof
– – – $0
(v) Any cash restructuring charges and integration costs in connection with the Acquisition, in an aggregate amount not to exceed $75,000,000
$333 $204 $0 $0
(vi) Non-cash restructuring charges incurred in connection with the Transaction, all as approved by
Arrangers
$2,097 $1,502 $1,084 $1,006
(vii) Other non-recurring expenses reducing such Consolidated Net Income which do not represent a cash item in such period or any future period
(in each case of or by the Borrower and its Subsidiaries for such Measurement Period)
$0 $8,783 ($47) $0
(viii) Any non-cash charges for stock compensation expense in compliance with FAS 123R and amortization of the fair value of unvested options under the Acquired Business’ employee stock option plan assumed by the Borrower
$35,714 $21,523 $30,146 $24,682
(ix) Legal fees and expenses relating to the Borrower’s indemnification obligations for the benefit of its former officers and directors in connection with its historical stock option litigation
$0 $250 724 376
minus
(i) Federal, state, local and foreign income tax credits
($6,707) $0 ($840) ($15,096)
(ii) All non-cash items increasing Consolidated Net Income (in each case of or by the Borrower and its Subsidiaries for such Measurement Period)
($7,216) ($3,036) ($3,127) ($4,026)
Consolidated EBITDA $129,985 $154,683 $116,442 $101,457
4 Quarter Trailing Consolidated EBITDA $505,848 $523,861 $520,429 $502,567
Consolidated Senior Secured Debt $948,028 $1,041,483 $1,015,957 $989,803
Consolidated Senior Secured Leverage Ratio 1.87 1.99 1.95 1.97

* * © 2010 Brocade Communications Systems, Inc. Page 39 of 42 * *

Quarter
Trailing 12 Months
$518
$506
$524
$520
$503
$119
$130
$155
$116
$102
Q3 09
Q4 09
Q1 10
Q2 10
Q3 10

Senior Debt Leverage Ratio
Covenant
$2.30
$2.30
$2.50
$2.50
$2.50
$1.94
$1.87
$1.99
$1.95
$1.97
Q3 09
Q4 09
Q1 10
Q2 10
Q3 10

$1,006
$948
$1,041
$1,016
$990
$441
$412
$381
Total Secured Debt
Term Debt plus Revolver
Q3 09
Q4 09
Q1 10
Q2 10
Q3 10

$501
$339
$250
$290
$296
Ending Cash Balance
Q3 09
Q4 09
Q1 10
Q2 10
Q3 10

Q3 FY 2010 Cash and Debt Covenant
Adjusted EBITDA* Performance
(In Millions)
Strong Capital Structure
(In Millions)
Within Debt Covenant
Cash Balance**
(In Millions)
* Note: Adjusted EBITDA is as defined in the term debt credit agreement     ** Cash, equivalents and short term investments

* * * * © 2010 Brocade Communications Systems, Inc. Page 40 of 42

2010 Share Repurchases
•
Company has remaining Board authorization of $389M
•
Brocade can repurchase an additional $75M under the terms of the
Term Debt Agreement if the Senior Secured Leverage Ratio is under 2.0
Amount Shares
Q2 2010 Share repurchases $20M 3.5M
Q3 2010 Share repurchases $5M 0.9M
Total repurchases in 2010 $25M 4.4M

* * * * © 2010 Brocade Communications Systems, Inc. Page 41 of 42

Thank You www.BRCD.com

* * * * © 2010 Brocade Communications Systems, Inc. Page 42 of 42